Exhibit 10.30

AMENDMENT NUMBER ONE

WEST CORPORATION 2006 EXECUTIVE INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of West Corporation, a Delaware corporation (the “Company”), adopted the West Corporation 2006 Executive Incentive Plan (the “Plan”) effective as of October 24, 2006 (the “Adoption Date”);

WHEREAS, the Board now desires to amend the Plan to clarify the treatment of the unused, cancelled, surrendered or forfeit Stock covered by any Award, in each case, as defined in the Plan;

NOW, THEREFORE, effective as of the Adoption Date, Section 4(a) of the Plan is amended by adding the following to the end of that Section:

“If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including in connection with Stock which has been issued but has been cancelled or forfeited in accordance with the terms of the Award) or results in any Stock not being issued, the unused, cancelled, surrendered or forfeited Stock covered by such Award shall again be available for delivery in satisfaction of other Awards under the Plan.”